November 17, 2023

T. Rowe Price Retirement Funds, Inc.

100 East Pratt Street

Baltimore, Maryland 21202

Ladies and Gentlemen:

I am counsel to T. Rowe Price Associates, Inc., which serves as sponsor and investment adviser of the T. Rowe Price Retirement 2005 Fund—I Class; T. Rowe Price Retirement 2010 Fund—I Class; T. Rowe Price Retirement 2015 Fund—I Class; T. Rowe Price Retirement 2020 Fund—I Class; T. Rowe Price Retirement 2025 Fund—I Class; T. Rowe Price Retirement 2030 Fund—I Class; T. Rowe Price Retirement 2035 Fund—I Class; T. Rowe Price Retirement 2040 Fund—I Class; T. Rowe Price Retirement 2045 Fund—I Class; T. Rowe Price Retirement 2050 Fund—I Class; T. Rowe Price Retirement 2055 Fund—I Class; T. Rowe Price Retirement 2060 Fund—I Class; T. Rowe Price Retirement 2065 Fund—I Class; and T. Rowe Price Retirement Balanced Fund—I Class (the “Acquiring Funds”). As such, I am familiar with the proposed transaction between the Acquiring Funds, series of T. Rowe Price Retirement Funds, Inc., a Maryland corporation, and the T. Rowe Price Retirement I 2005 Fund—I Class; T. Rowe Price Retirement I 2010 Fund—I Class; T. Rowe Price Retirement I 2015 Fund—I Class; T. Rowe Price Retirement I 2020 Fund—I Class; T. Rowe Price Retirement I 2025 Fund—I Class; T. Rowe Price Retirement I 2030 Fund—I Class; T. Rowe Price Retirement I 2035 Fund—I Class; T. Rowe Price Retirement I 2040 Fund—I Class; T. Rowe Price Retirement I 2045 Fund—I Class; T. Rowe Price Retirement I 2050 Fund—I Class; T. Rowe Price Retirement I 2055 Fund—I Class; T. Rowe Price Retirement I 2060 Fund—I Class; T. Rowe Price Retirement I 2065 Fund—I Class; and T. Rowe Price Retirement Balanced I Fund—I Class (the “Acquired Funds”), series of T. Rowe Price Retirement Funds, Inc., a Maryland corporation. This opinion is furnished in connection with the Acquiring Funds’ Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to I Class shares of beneficial interest, par value $.0001 per share, of the Acquiring Funds (the “Corresponding Shares”), to be issued in connection with the reorganization.

I am of the opinion that, subsequent to the approval by the Funds’ Boards of Directors of the reorganization in the manner set forth in the information statement and prospectus constituting a part of the Registration Statement (the “Combined Information Statement and Prospectus”), the Corresponding Shares, upon issuance in the manner referred to in the Registration Statement, for consideration, will be legally issued, fully paid and non-assessable shares of the I Class of the Acquiring Funds.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Combined Information Statement and Prospectus constituting a part thereof.

Sincerely,

/s/Brian R. Poole

Brian R. Poole

Vice President and Managing Legal Counsel, T. Rowe Price Associates, Inc.